UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2008

CHURCHILL DOWNS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Kentucky	000-1469	61-0156015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 636-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 7, 2008, certain subsidiaries of Churchill Downs Incorporated (the “Company”) reached agreement with the Florida Horsemen’s Benevolent and Protective Association, Inc. (the “FHBPA”) with respect to the sharing of revenues from pari-mutuel operations (the “Purse Agreement”) and slot machines (the “Slots Agreement”) at the Company’s Calder Race Course. In connection with these agreements, the Company and its affiliates have agreed to voluntarily dismiss, without prejudice, claims against the FHBPA and certain of its directors and officers (the “FHBPA Defendants”) in a lawsuit which is pending in the United States District Court for the Western District of Kentucky against the FHBPA, the Thoroughbred Horsemen’s Group, LLC (the “THG”), various other state horsemen’s associations and certain individuals (Churchill Downs Incorporated, et al v. Thoroughbred Horsemen’s Group, LLC, Case # 08CV-225-S) (the “THG Lawsuit”). These agreements will allow Calder to resume distributing its signal from Calder Race Course to the simulcast network around the country, including to OTB facilities and racetracks, beginning with races on July 10, 2008. In addition, certain out-of-state horsemen’s groups that previously withheld the consents required under the Interstate Horseracing Act of 1978 (the “IHA”) to send certain racetracks’ signals to Calder Race Course for wagering have now granted those consents.

The THG Lawsuit was filed on April 24, 2008 and alleges that the FHBPA, the THG and various other state horsemen’s associations (collectively with the FHBPA, the “Horsemen’s Groups”) and certain individuals violated Federal antitrust laws in connection with the interstate distribution of simulcast signals containing race content to off-track betting systems, including advance deposit wagering (“ADW”) companies (collectively, “OTB Systems”). The Company generates a significant amount of its revenues from sending signals of races from its racetracks to OTB Systems in other states (“export”) and receiving signals from racetracks in other states (“import”). Revenues are earned from pari-mutuel wagering and fees on both import and export signals. Under the IHA, racetrack operators are permitted to contract with OTB Systems for the export of races and the right to accept wagers on such races by OTB Systems, subject to compliance with the IHA. Compliance with the IHA requires, among other things, a written agreement with the Horsemen’s Group which represents the majority of the owners and trainers racing at the racetrack for those races proposed to be exported.

Certain Horsemen’s Groups appointed the THG, which is an alliance of approximately seventeen Horsemen’s Groups covering over 45 racetracks, including the Company’s Churchill Downs and Calder Race Course racetracks, as their agent for the purpose of negotiating agreements with the Company relating to revenue sharing on ADW. Pending the resolution of this demand, certain of the Horsemen’s Groups, including the FHBPA, indicated that they were withholding, or intended to withhold, their consent under the IHA to import or export (as applicable) racing signals to or from Calder and the export of racing signals from Churchill Downs to certain OTB Systems.

Following dismissal of the THG Lawsuit as against the FHBPA Defendants, the Company intends to continue to pursue the THG Lawsuit against the remaining defendants, including the THG.

The Purse Agreement became effective on July 7, 2008. Under the terms of the Purse Agreement, for thoroughbred horse racing meetings at Calder Race Course through January 2, 2009, the Company’s subsidiary, Calder Race Course, Inc. (“Calder”), generally will make payments to the horsemen in an amount equal to fifty percent (50%) of all revenue from pari-mutuel operations. In the event that the Company refiles the claims underlying the THG lawsuit against the FHBPA Defendants, the Purse Agreement shall become null and void.

In the event that Calder cannot conclude and execute an awards supplement agreement with the Florida Thoroughbred Breeders and Owners Association (“FTBOA”) within thirty days following the effective date of the Purse Agreement, the Purse Agreement will be null and void.

The Slots Agreement will become effective on the day the slot machine facility at Calder Race Course opens to the general public for slot machine wagering (the date of “First Coin Drop”) and will expire on the tenth anniversary of the first December 31st after the date of First Coin Drop, subject to automatic five-year renewal periods. Under the Slots Agreement, Calder will contribute certain sums of slot machine revenue to supplement thoroughbred racing purses at Calder Race Course. During the first three full years of slots operations, the Company will supplement purses for thoroughbred horse races conducted at Calder Race Course a minimum of $14.375 million aggregate from slot machine revenues. Thereafter, Calder will supplement purses by 6.75% of slot machine revenue annually for the remainder of the initial term of the Slots Agreement. The Slots Agreement also requires that the Calder Race Course and another of the Company’s tracks, Tropical Park, collectively, conduct live thoroughbred horse racing on no fewer than 150 days per full calendar year during the term of the Slots Agreement, which requirement is generally contingent upon the existence of a current, executed purse agreement as of March 15 of each such calendar year.

In the event that Calder cannot reach agreement with the FTBOA within thirty days following the effective date of the Slots Agreement at revenue sharing levels at Calder Race Course that are less than or equal to a prescribed level, the Slots Agreement is terminable by either the Company or the FHBPA.

The Company and the FHBPA are continuing to work toward an agreement resolving their remaining outstanding issue, which concerns signal distribution to national ADW platforms. While the Company and the FHBPA work toward a resolution of this issue, the Company will not receive revenues from the distribution of Calder Race Course’s signal to national ADW operators for the purpose of accepting wagers.

A copy of the press release issued by the Company announcing entry into the Purse Agreement and Slots Agreement and dismissal of the THG Lawsuit as against the FHBPA Defendants is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Information set forth in this Current Report on Form 8-K contains various “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this Report are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation, including the outcome of any counter-suits or claims arising in connection with the THG Litigation; changes in our relationships with Horsemen’s Groups and their memberships; and our ability to reach agreement with the FBPHA on future purse agreements and our ability to reach agreement with FTBOA on slots revenue sharing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated July 7, 2008 issued by Churchill Downs Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

July 10, 2008	By:	/s/ William E. Mudd
William E. Mudd
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 7, 2008 issued by Churchill Downs Incorporated.